Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We have issued our report dated March 8, 2005, accompanying the consolidated financial statements of Correctional Services Corporation included in the Form 8-K/A filed on January 20, 2006 of The GEO Group, Inc., which are included in the Annual Report of Correctional Services Corporation on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of The GEO Group, Inc. on Forms (Form S-4 No. 333-107709) of The GEO Group, Inc. and the related Prospectus, the Registration Statement (Form S-3 No. 333-111003) and in the related Prospectus, the Registration Statement (Form S-8 No. 333-79817) pertaining to the 1999 Stock Option Plan, the Registration Statement (Form S-8 No. 333-17265) pertaining to the Employees’ 401 (k) and Retirement Plan, the Registration Statement (Form S-8 No. 333-09977) pertaining to the Wackenhut Corrections Corporation Stock Option Plan, and the Registration Statement (Form S-8 No. 333-09981) pertaining to the Nonemployee Director Stock Option Plan of Wackenhut Corrections Corporation.
/s/ GRANT THORNTON LLP
Tampa, Florida
January 20, 2006